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                                                                    EXHIBIT 99.1
                                                                    ------------

FOR IMMEDIATE RELEASE

Markland Technologies Secures Equity Line Financing

RIDGEFIELD, CT.--(BUSINESS WIRE)--March 27, 2003 -- Markland Technologies, Inc. (OTCBB:MKLD), www.marklandtech.com announced today that it has secured a $10 million equity line financing commitment from its primary outside investor.


The proceeds from this equity line financing are to be used for the acquisition of revenue generating assets and working capital to continue the process of commercialization of its emerging technologies.

Markland CFO Ken Ducey stated, "The $10,000,000 equity credit line will facilitate many aspects of our business plan execution and accelerate the growth of the company. It also demonstrates the confidence that our key investor has in our future prospects".

Markland CEO Delmar Kintner also commented "These actions are part of our long term business plan to quickly ramp up our revenues and apply for the listing of our common stock on a major market exchange."

The company also announced that as a condition to the receipt of this equity line, Markland agreed to retire 100 million shares of its common stock held by Eurotech Ltd. (OTC Pink Sheets: EUOT) in exchange for 16,000 shares of Series D convertible preferred common stock with a stated liquidation value of $1,000 per share.

Markland will be required to file a registration statement with the Securities and Exchange Commission relating to the shares to be issued under the line, and to have such registration statement declared effective before it can draw on the equity line.

Once the registration statement is declared effective, Markland will need to comply with certain other terms and conditions, which are detailed in a Private Equity Credit Agreement between Markland and such investor. The agreement will be filed with the SEC on Form 8-K. Further details about these transactions will be available in Markland's filings with the Securities and Exchange Commission.

For additional information about Markland Technologies visit the Company website: www.marklandtech.com


About Markland Technologies
Markland Technologies is committed to helping secure America by providing innovative emerging technologies and expert services to meet the country's needs to protect our people, our borders and our infrastructure assets. "Safe Harbor Statement" Under the Private Securities Litigation Reform Act of 1995 Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of Markland Technologies officials during presentations about Markland Technologies, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future

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events or conditions, which include words such as "expects", "anticipates",
"intends", "plans", "believes", "estimates", or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by management, are also forward-looking statements as defined by the Act. Some of the factors that could significantly impact the forward-looking statements in this press release include, but are not limited to: insufficient cash flow to continue to fund the development and marketing of the Company's products and technology; a rejection of the Company's products and technologies by the marketplace, and; disputes as to the Company's intellectual property rights. Forward-looking statements are based upon current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about Markland Technologies, its products, economic and market factors and the industries in which Markland Technologies does business, among other things. These statements are not guarantees of future performance and Markland Technologies has no specific intention to update these statements. More detailed information about those factors is contained in Markland Technologies filings with the Securities and Exchange Commission.


Contact:
     Markland Technologies
     Dawn Van Zant, ECON Investor Relations, Inc.,
     1-866-730-1151
     dvanzant@investorideas.com